CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Form S-8 (Registration Statement No. 333-81839) of German American Bancorp on our report dated June 26, 2002 included in Form 11-K of the German American Bancorp Employees' Profit Sharing Plan for the year ended December 31, 2001.


                                          /s/ Crowe, Chizek and Company LLP

                                          Crowe, Chizek and Company LLP


South Bend, Indiana
June 26, 2002